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EXHIBIT 10.6

                              MANAGEMENT AGREEMENT

         This Agreement (the "Agreement") is effective as of July 14, 1999 (the "Effective Date") by and among ONE WORLD NETWORKS INTEGRATED TECHNOLOGIES, INC., a Nevada corporation (or any affiliate of thereof) (collectively ("OWN"), and BIOZHEM COSMECEUTICALS, INC. ("COMPANY") a Texas corporation, and made with reference to the following facts:

         A. Company owns and operates a business developing, producing and exploiting cosmetics and related products (the "Business").

         B. OWN has special expertise and experience in the operation, management and marketing of companies engaged in businesses of the type operated by Company.

         C. Company desires to engage OWN to manage all aspects of the Business and OWN has agreed to assume management responsibilities for the operation of the Company for a period of five (5) years (the "Term") subject to the terms and conditions set forth below.

         NOW, THEREFORE, OWN and Company agree as follows:

         1. DEFINITIONS. The following terms when used in this Agreement shall have the meaning ascribed to them below:

         "Books and Records" means Company's books of account, accounting and financial records and all other records relating to and used in the conduct of Company's Business or used in the preparation of reports and financial statements of the Company.

         "Capital Costs" shall mean all direct expenses associated with the production, design and marketing of any product.

         "Closing Date" shall mean the date all of the conditions set forth herein have been satisfied.

         "Company" shall mean BIOZHEM COSMECEUTICALS, INC., a Texas corporation.

         "GAAP" means at any particular time generally accepted accounting principles as in effect at such time. Any accounting term used in this Agreement shall have the meaning customarily given in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP as consistently applied and using the same method of valuation as used in the preparation of Company's financial statements.

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         "Initial Sales Threshold" shall mean total sales for the Company of at least $400,000 for the period beginning October 1, 1999 through December 31, 1999.

         "Management Fee" shall mean a fee of 40% of Pre-Tax Net Income, if any, for each year during the Term.

         "Manager's Reimbursement" shall mean the sum of Manager's Reimbursable Overhead, Manager's Reimbursable Direct Expenses, Product Development Costs, and Capital Costs.

         "Manager's Reimbursable Overhead" shall mean the sum of all directly identifiable expenses incurred by OWN in connection with performing its management duties under this Agreement including, without limitation, brand managers (to the extent not included in Manager's Reimbursable Direct Expenses), and allocable overhead for services such as legal and accounting expenses. These costs shall also include 50% of the legal costs incurred by both parties for this transaction. Notwithstanding the foregoing, Manager's Reimbursable Overhead shall not include any expenses associated with the services' of Own's senior executives, or any rent or utilities.

         "Manager's Reimbursable Direct Expenses". shall include all direct expenses incurred by OWN in connection with performing its management duties under this Agreement including, without limitation, costs of goods acquired or produced, payments to third party vendors, marketing costs, all labor costs associated with any personnel employed by OWN and dedicated to the Business of Company or allocated to specific activities involving OWN's management of the Company, the cost and maintenance of any equipment, supplies and software dedicated to the services rendered by OWN hereunder.

         "OWN" shall mean ONE WORLD NETWORKS INTEGRATED TECHNOLOGIES, INC., a Nevada corporation.

         "Product Development Cost" shall mean any marketing and advertising costs incurred by OWN or for which OWN is responsible relating to the Company and its business.

         "Pre-Tax Net Income" shall mean net income determined in accordance with GAAP without any deduction or provision for the payment of income taxes but including the deduction of Manager's Reimbursement.

         "Retained Rights" shall mean the rights customarily retained by the Board of Directors of publicly held companies, including but not limited to the right to sell, distribute, redeem or acquire additional securities of the Company, the right to effectuate all filings of the Company required documentation with the Securities and Exchange Commission, the right to approve an acquisition of a business, the right to effectuate a sale of all or substantially all of the Company (subject to the provisions contained herein), the right to approve contracts for executives, and right to borrow and repay any indebtedness or guarantee any indebtedness.

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         "Term" shall mean, subject to the provisions of Section 14 hereof, a period beginning as of the Closing Date and terminating five (5) years hence.

         2. GENERAL MANAGEMENT.

         OWN is hereby engaged by Company to exclusively provide and perform for and on behalf of Company all management services reasonably necessary for the proper and efficient operation of Company and the Business during the Term of this Agreement. Such services shall include, but shall not be limited to, those items set forth in this Section 2 and in Sections 3, 4, 5 and 6 of this Agreement. OWN is exclusively authorized to provide and perform for and on behalf of Company all services required of OWN pursuant to the terms of this Agreement in such a manner as OWN deems reasonable and appropriate in order to meet the day-to-day requirements of the Company and the Business. In performing such services for Company, OWN may advance or pay on Company's behalf all necessary or appropriate sums pursuant to this Agreement, including but not limited to Manager's Reimbursement and the Management Fee. OWN may subcontract with other persons to perform any part of the services required of OWN hereunder. OWN hereby accepts such engagement and agrees to furnish to Company all such management services. Company acknowledges that OWN shall only be required to spend the hours necessary or appropriate to perform its duties hereunder and shall not be prohibited hereby from undertaking other activities, whether in Company's service area or otherwise. Subject to the Retained Rights and the fiduciary duties of the Board of Directors and officers of the Company, the Company will cooperate with OWN's business arrangements and will not interfere with OWN's efficient management of the day-to-day operations of Company.

         3. BOOKKEEPING AND ACCOUNTS.

         OWN (or any outside entity which OWN shall supervise and direct the performance of) shall supervise and direct the performance of the bookkeeping and accounting services for and on behalf of Company, including but not limited to, maintenance, custody and supervision of all business records, papers, documents, ledgers, journals and reports, prepare or cause to be prepared federal and state tax filings and all bills and statements for Company; provided, however, it is understood that all such business records, papers and documents are the sole property of Company, and shall be available for inspection by Company at all times. Upon termination of this Agreement all such business records, papers and documents shall be delivered to a party to be jointly designated in writing by OWN and Company and while in the custody of such third party OWN and Company shall have access thereto for inspection and other business purposes. If OWN and Company do not designate a third party custodian by the effective date of termination of this Agreement, OWN will serve as such custodian. Company shall provide OWN with a complete copy of all such documents, records, and papers at Company's expense upon termination of this Agreement. Notwithstanding the foregoing, the officers of the Company, reporting to the Board of Directors, shall be responsible for all financial reporting, consistent with the Company's obligations as a publicly held Company.

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         4. BILLING AND COLLECTION; ACCOUNTS.

         OWN (or any outside entity which OWN reasonably believes is necessary), shall supervise and direct the performance of, on behalf of and for Company, the billing and collecting of all amounts due to the Company. It is expressly understood that the extent to which OWN will endeavor to collect such charges, the methods of collecting, the settling of disputes with respect to charges and the writing off of charges that may be or appear to be uncollectible shall at all times be within the sole discretion of OWN, and that OWN does not guarantee the extent to which any charges billed will be collected. Company or its duly authorized agent shall have the right at all reasonable times and upon the giving of reasonable notice to examine, inspect and copy the records of OWN pertaining to such fees, charges, billings and collections.

         5. MARKETING AND NEW PRODUCTS.

         (a) OWN shall be in charge of all marketing and distribution activities on behalf of the Company. OWN shall be responsible for all sales activities including determining which products to market, selling prices, target customers, selecting distribution methods and procedures, and advertising activities.

         (b) The parties further acknowledge and agree that OWN shall have the right to select and introduce any new products for inclusion under the Company's label, and Company agrees to indemnify and hold OWN harmless relative to any products OWN designates for inclusion under the Company's label or does not so include. The Company further agrees that OWN shall be free to compete against the Company, and nothing herein shall be construed so as to create an affirmative duty or obligation on the part of OWN to supply the Company with a new product or products, or any other business or line of business.

         (c) In the event OWN identifies new products to b distributed by, through, or on behalf of Company, OWN shall be entitled to an additional fee equal to twenty five percent of the actual cost of the products in addition to any other fees payable to OWN hereunder. Any new products introduced to Company by OWN during the term of the Agreement shall revert to OWN after the Term; provided, however, that after the Term, such products shall be deemed licensed to Company on a non-exclusive basis on terms which approximate the then existing economic relationship. The duration of such license will be equal to the terms pursuant to which OWN has acquired the underlying rights to such products or product.

         (d) Company acknowledges that OWN has made no representations, either express or implied, as to the relative success of any of OWN's activities hereunder.

         6. ADMINISTRATIVE ACTIVITIES.

         In addition to the activities described in Section 2,3,4 and 5 above, OWN shall be responsible for all other administrative functions of the Company including all personnel matters,

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compensation arrangements with employees of the Company, selecting outside advisors and consultants to the Company, choosing vendors and suppliers, selecting and negotiating banking relationships and all other normal and customary activities associated with operating a business. Notwithstanding the foregoing, OWN shall not take any action which would impair the collection of obligations owing to it under the Loan (as defined below), or undertake any other activity which would facilitate a default under the Note.

         7. OWN'S COMPENSATION.

         (a) MANAGER'S REIMBURSEMENT. OWN shall be entitled to withdraw for its own benefit from the Company bank accounts (the "Company Accounts") the Manager's Reimbursements. Manager's Reimbursement shall be calculated and paid on a monthly basis.

         (b) MANAGEMENT FEE. For its services to Company and for undertaking all of its obligations hereunder to Company, OWN shall be paid on a monthly basis an amount equal to the Management Fee, which may be paid on an estimated basis. The Management Fee shall be calculated on a monthly basis at the end of each such period during the Term; provided, however, at the end of each fiscal quarter during the Term, the Management Fee due for the prior three (3) month period shall be calculated and the amount due OWN shall be reconciled with the estimated payments made during the prior three (3) month period. If the estimated amounts previously paid to OWN exceed the Management Fee for that period, OWN must repay the overpaid amount within the next thirty (30) day period. If the Management Fee for such period exceeds the estimated amounts. previously paid to OWN, OWN shall be entitled to immediately pay to itself from the Company Account the difference.

         (c) ADDITIONAL COMPENSATION WARRANTS. On the Closing Date and continuing thereafter, Company will issue to OWN warrants (substantially in the form attached hereto as Exhibit A), which warrants will contain cashless exercise provisions and protection against stock split/reverses and will have a term of five years from their respective date of issuance. The Warrants will be issued as follows:

                  (i) 1,000,000 Class A Warrants to purchase one share of Company's common stock at an exercise price of the lower of $.70 or the average of the closing price as quoted on the principal exchange for which Company's shares trade for the five (5) day trading period immediately preceding the date of the execution of this Agreement;

                  (ii) Commencing on the first day of the first calendar month following the Closing Date, Company shall calculate on a monthly basis, Pre-Tax Net Income. For each $400,000 in cumulative Pre-Tax Net Income that is generated by Company during the Term, OWN will receive 500,000 Class B Warrants to purchase one share of Company's common stock at an exercise price of $1.00 per share, up to a maximum of 22,000,000 Class B Warrants;

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                  (iii) 1,000,000 Class C Warrants to purchase one share of
Company's common stock at an exercise price of $1.00 upon the completion during the Term of a strategic alliance, endorsement deal or product acquisition, the result of which, in combination with other activities of Company, increase the market capitalization of Company by at least $10,000,000, such determination to be based upon a six (6) month average before and after said transaction of the daily closing prices as quoted on the principal exchange for which Company's shares trade;

                  (iv) 1,000,000 Class D Warrants to purchase one share of Company's common stock at an exercise price of $1.00 upon the attainment during the Term of the first two consecutive quarters of Pre-Tax Net Income of more than $60,000 per quarter; and

                  (v) 1,000,000 Class E Warrants to purchase one share of Company's common stock at an exercise price of $1.50 per share if Company, during any consecutive six (6) month period (or less) attains gross revenues of at least $8,000,000, provided that no Class E Warrants shall be issued if Company does not have after tax net income from operations during such period; and provided further, a maximum of 3,000,000 Class E Warrants its shall be issued under this subparagraph (v).

         (d) With respect to the Warrants to be issued as set forth in(c) above, the parties further acknowledge as follows:

                  (i) The Board of Directors. has approved the issuance thereof notwithstanding the potentially dilutive nature of the Warrants and the issuance of the Shares of Common Stock underlying the Warrants; and

                  (ii) OWN shall be entitled, at its expense but with the Company's reasonable cooperation to piggyback and demand registration rights as set forth on Exhibit B.

                  (iii) Any dispute regarding the issuance of the Warrants shall be subject to expedited arbitration under the rules set forth on Exhibit C.

                  (iv) The Company will instruct its transfer agent to reserve for issuance 28,000,000 shares of Common Stock with respect to the Warrants.

         8. LOANS AND EQUITY PROVIDED BY OWN.

         Upon the closing of this transaction, OWN shall loan to Company, to cover operational cash flow problems, the sum of $50,000 ("Loan") for a one year period in accordance with the terms of the promissory note and security agreement attached hereto as Exhibit D and E, respectively. In addition, OWN shall assist the Company and its advisors, and on a best effort basis and on terms to be mutually agreed upon, in arranging for $200,000 in new equity. To the extent that the Loan is not repaid at Maturity it may be repaid with common stock of Company valued at $.37 per share, with piggyback registration rights.

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         9. REPRESENTATIONS AND WARRANTIES OF COMPANY.

         Company makes the following representations and warranties as an inducement to OWN to enter into this Agreement and to manage the Business:

         (a) ORGANIZATION. Company is a corporation which has been duly incorporated and organized and is validly existing and in good standing under the laws a of the State of Texas with corporate power and authority to own and operate the Business and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where such qualifications is necessary.

         (b) AUTHORITY. Company has the legal capability and. authority to enter into and carry out the transactions contemplated by this Agreement. Neither the execution of this Agreement, nor the consummation of the transactions contemplated herein violates, conflicts with or results in, or will violate, conflict with or result in, a breach by Company of the terms, conditions, or provisions, as applicable, of its incorporating documents or by-laws or of any security interest, deed of trust, debt instrument or loan agreement, or any undertaking, to which it is a party or by which it is bound, or any applicable law, regulation, by-law, ordinance or order of any jurisdiction where Company carries on the Business.

         (c) CAPITAL STOCK. The authorized capital stock of the Company as of the date hereof consists of 100,000,000 shares. of common stock, 7,778,971 of which shares are issued and outstanding ("Common Stock") and 10,000,000 shares of preferred stock, none of which is currently issued and outstanding. Except for the Common Stock and the Warrants and options indicated on Schedule 1 (such schedule, with the other Schedules, attached hereto, being hereinafter referred to as the "Company Disclosure Statement"), the Company. does not have any stock or securities convertible or exchangeable. for its capital stock or containing any profit participation features, nor does it have outstanding any rights or options to subscribe for or to purchase its capital stock or any stock appreciation rights or phantom stock plans.

         (d) LEGALITY OF BUSINESS. Company is conducting the Business in compliance with all applicable laws, rules and regulations and orders relating thereto.

         (e) GOVERNMENTAL AUTHORIZATIONS. Company holds such licenses, permits, consents, authorizations and orders of such governmental or regulatory authorities as are necessary to carry on the Business and such licenses, permits, consents, authorizations and orders are in full force and effect and have been and are being fully complied with by Company.

         (f) FINANCIAL STATEMENTS. Schedule 2 of the Company Disclosure Schedule includes the Company's audited consolidated financial statements (balance sheets, income statements and statements of cash flows) as of and for the fiscal year ending September 30, 1998 (the "9/30/98 Statements") and the Company's unaudited consolidated financial statements (balance sheets, income

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statement and statement of cash flow) as of and for the six (6) months ended
March 31, 1999 (the "3/31 Statements") (collectively, the "Financial
Statements").

         With respect to the 9/30/98 Statements, the Statements are complete and correct and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated and consistent with each other. The 9/30/98 Statements present fairly the financial condition and operating results of the Company as of the dates and during the periods indicated therein.

         With respect to the 3/31 Statements, the 3/31 Statements are true, complete and correct in all material respects and have been prepared in accordance with GAAP applied on a basis consistent throughout the periods indicated (except that the unaudited financial statements for the three months ended March 31, 1998 do not contain the notes necessary to be in accordance with GAAP and are subject to customary year-end adjustment). The 3/31 Statements present fairly the financial condition and operating results of the Company as of the dates and during the periods indicated therein.

         The audited balance sheet of the Company as of 9/30/98 is hereinafter referred to as the "AUDITED BALANCE SHEET" The unaudited balance sheet of the Company as of March 3l, 1999 is hereinafter referred to as the `UNAUDITED BALANCE SHEET."

         (g) NO ADVERSE CHANGES. Since the date of the Unaudited Balance Sheet, there have been no material adverse changes in the results of operations or financial condition of the Business.

         (h) Proceedings. There are no actions, suits, or proceedings, pending or threatened, before any court or governmental authority or other administrative agency or any administrative officer which, if successful, could adversely affect the Business or Company's right to enter into this Agreement.

         (i) EXECUTIONS. There are no judgments or executions of any kind outstanding against Company which affect or could affect the Business.

         (j) CONTRACTS AND LEASES. Company is not and but for a requirement that notice be given or that a period of time elapse or both, would not be, in default in any respect under the term of any of the contract, agreement, lease or instrument to which it is a party nor is any other party to any contract, agreement, lease or other instrument respecting the Business in default thereunder.

         (k) INVENTORY. Schedule 3 sets forth all inventory of the Company as of 6/30/99. At the Closing, the Company will have sufficient inventory to maintain its operations in the ordinary course. All of the inventory in the schedule is first class quality, marketable in the ordinary course, and fit for the purpose for which it was intended.

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         (1) EMPLOYEES. There are no collective bargaining agreements, employment contracts or consulting agreements in place with any employees. Company believes that there has been a satisfactory relationship with those employees who are engaged in the Business. All obligations of Company, whether arising by operation of law, by contract or by past custom, for payment directly to its employees or sales representatives (including commissions and bonuses) or to trusts or to other funds or to any governmental agency for salary or wages, unemployment compensation benefits, contributions or taxes, social security benefits, vacation and holiday pay, bonuses, deferred compensation and other forms of compensation or any other benefits have been paid with respect to obligations relating to periods prior to the date of Agreement. Set forth on
Schedule 4 is a complete list of all employees who are subject to any employment agreements (whether written or oral) and the compensation owing pursuant thereto.

         (m) ACCOUNTS RECEIVABLE.

                  (i) Set forth in Schedule 5 is a list of all accounts receivable of the Company as of the 6/30/99 ("ACCOUNTS RECEIVABLE").

                  (ii) All Accounts Receivable of the Company arose in the ordinary course of business, are carried at values determined in accordance with GAAP consistently applied and are collectible except to the extent of reserves therefor set forth in the Unaudited Balance Sheet. No person has any Lien on any of such Accounts Receivable, and no request or agreement for deduction or discount has been made with respect to any of such Accounts Receivable.

         (n) LIABILITIES.

                  (i) Schedule 6 sets forth a list of the principal amount owing and each of noteholders of the Company's short term debt as of the Closing Date. Prior to the effectiveness of this agreement, each noteholder, including John Riemann and JCR Enterprises, Inc., shall convert their debt into shares of Common Stock at a conversion price of thirty-seven cents ($.37). UCC termination statements shall be filed with respect to any secured indebtedness.

                  (ii) Except for obligations incurred in the ordinary course of business which are not material and not required under GAAP to be set forth or reflected on a balance sheet or the notes thereto, the Company does not have any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any type, whether accrued, absolute, contingent, matured, unmatured or other (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), which individually or in the aggregate, (i) has not been reflected in the Unaudited Balance Sheet, or (ii) have not been specifically described in this Agreement or in the Company Disclosure Schedule and specifically identified herein or therein as not being included in the Unaudited Balance Sheet, or (iii) has not arisen in the ordinary course of the Company's business since the date of the Unaudited Balance Sheet.

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         (o) TAX RETURNS AND REPORTS. All federal, state, local and foreign income, excise, property, sales, use, information, payroll and other tax returns and reports required to be filed by Company (the "Tax Returns") have been timely filed with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed, and all such returns and. reports properly reflect the taxes of Company for the period covered thereby.. All federal, state, local and foreign taxes, assessments, interest, penalties, deficiencies, fees and other governmental charges or impositions which are called for as due by the Tax Returns, or which are claimed to be due, or which are otherwise due to any taxing authority from the Company (the "Taxes"), have been properly withheld, accrued and paid, as required. There are no tax liens on any of the properties or assets of Company except for liens for current taxes not yet due and payable. There is no basis for any additional assessment of any Taxes, penalties or interest with respect to Company. Company has not waived any law or regulations fixing, or consented to the extension of, any period of time for assessment of any Taxes, which waiver or consent is currently in effect. Company has not received any notice of assessment or proposed assessment by the Internal Revenue Service ("IRS") or any other taxing authority in connection with any Tax Returns, and there are no pending tax examinations of or tax claims asserted against Company or its properties, and the results of any prior examinations have been properly reflected in the Financial Statements.

         (p) ENVIRONMENTAL MATTERS. The Business has, at :all times,. been conducted in compliance with all applicable federal, state, municipal and local laws, regulations, orders, licenses, permits, governmental decrees, ordinances or any and all other legislation or regulatory instruments with respect to environmental, health or safety matters (collectively "Environmental Laws"). Company has not been notified by any governmental body or agency of any potential or threatened violation of Environmental Laws applicable to the Business. Any hazardous substances used by Company in the Business have been transported, used and disposed of in accordance with all Environmental Laws. With respect to real property leased by Company or used by Company in the Business ("Real Property"), there are not now nor have there ever been underground storage tanks or other vessels located on, or under the Real Property and there have been no spills, releases, deposits, emissions, or discharges of hazardous substances, on or near the Real Property. Company is not required to hold any license, permit or approval under any Environmental Laws relating in any way to the Business. For the purposes of this section, "hazardous substance" shall mean any hazardous wastes, substances, materials, toxic substances, hazardous air pollutants or toxic pollutants, as those terms are used in the RESOURCE CONSERVATION AND RECOVERY ACT, the COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980 ("CERCLA"), the HAZARDOUS MATERIALS TRANSPORTATION ACT, the Toxic Substances Control Act, the Clean Air Act And The Clean Water Act, or any amendments thereto, or any regulations promulgated thereunder, or any "PCBs" or "PCB items" (as described in 40 C.F.R. Section 761.3 any "asbestos" (as defined in 40 C.F.R. Section 763.63).

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         10. COVENANTS OF COMPANY.

         During the Term of this Agreement, subject to the Retained Rights and the fiduciary obligations and duties of the Board of Directors and the Company's officers, the Company covenants and agrees with OWN as follows:

         (a) To cooperate with OWN and follow all proper directives, policies, procedures and guidelines established by OWN relating to the conduct of the business.

         (b) To deposit into the Company Accounts all funds, in whatever form, received by Company in connection with the Business.

         (c) Not to incur any debts over $50,000, enter into any agreements, or incur any expenses, make any commitments relating to the Business, or otherwise incur obligations unless approved by OWN or undertaken pursuant to guidelines and procedures established by OWN.

         (d) After the $200,000 equity raise contemplated hereunder, not to issue any stock in the Company or rights to acquire any stock, options, warrants, or securities convertible in to the stock of the Company without the prior written consent of OWN.

         11. COMPANY ACCOUNTS.

         OWN shall have the right to designate two employees of the Company and/or OWN who will be signatories to the Company Accounts. All checks must be signed by the Company's CFO. A signature of the CFO and of' OWN's designee will be required to transfer to disburse funds over $2,500. Notwithstanding the foregoing, in the event that there arises at any time, or from time to time, situations where current obligations exceed the Company's financial ability at that time to pay all such obligations as they mature, the allocation of any payments to third parties and to OWN shall be subject to the exercise by the Board of Directors of their reasonable business judgment and their fiduciary obligations to the Company's shareholders.

         12. BOARD OF DIRECTORS.

         Concurrently with the closing of the transaction contemplated by the Agreement, Warren Hernand and Paul Reyff, Sr. will resign from the Board of Directors of the Company. The vacancies created thereby will be filled, as soon as practicable, by two new outside directors acceptable to OWN and the remaining directors. At any subsequent time, OWN shall have the right to designate two (2) additional nominees, and the Company shall be obligated to cause the directors to increase the size of the Board to seven members and shall appoint the two persons designated by OWN to fill the vacancies so created, and such directors shall serve until the next meeting of shareholders of the Company at which directors are elected. Upon termination of this Agreement, all directors elected by or through OWN, if any, will resign effective immediately. OWN and Company will effectuate amendments to Company's articles of incorporation or bylaws to require

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unanimous board approval for aspects of business relating to OWN's ability to transfer profits or effectuate a sale of all or substantially all of the Company.

         13. MISCELLANEOUS AUTHORITY AND DUTIES OF THE PARTIES.

         Each of the parties agrees to cooperate fully with each other in connection with the performance of their respective obligations under this Agreement, and the parties agree to employ reasonable efforts to resolve any dispute that may arise under or in connection with this Agreement. Subject to OWN maintaining the confidentiality of Company's confidential information, Company shall provide to OWN full and complete access to Company's premises, and to Company's charts, books, and records, in order that OWN can perform its functions hereunder.

         Notwithstanding any other provisions contained herein, OWN shall not be liable to Company, and shall not be deemed to be in default hereunder, for the failure to perform any of OWN's obligations to be performed or provided by OWN pursuant to the Agreement if such failure is a result of a labor dispute, act of God, or any other event which is beyond the reasonable control of OWN.

         14. TERM OF AGREEMENT.

         (a) This Agreement shall remain in effect for five (5) years after the date hereof (the "Term") unless mutually terminated or terminated as provided herein.

         (b) Either OWN or Company may terminate this Agreement if (i) on January 1, 2000 the Initial Sales Threshold has not been met and, if the election to terminate is to be made by Company, all advances to Company under the Loans have been repaid; or(ii) on January 1st of each subsequent year, sales from the previous calendar year fail to exceed the sales from the prior calendar year.

         (c) Unless otherwise terminated during the Term, or unless either party gives the other party one hundred twenty (120) days advance written notice of its intention not to renew, the Term shall automatically renew for successive one year periods following the expiration of the Term. If either party gives a non-renewal notice, they will meet to discuss whether there is any other basis to continue the relationship.

         15. DEFAULT; REMEDIES ON DEFAULT.

         (a) Except as otherwise provided herein, upon the Default of a party, in addition to all other rights and remedies, the non-defaulting party may terminate this Agreement upon delivery of thirty (30) days prior written notice to the other party. A "Default" shall be deemed to occur as set forth below in
Section 15(b).

         (b) In the event of a party's commitment of a breach of any material term, covenant, or condition of the Agreement ("Material Breach"), no Default may be declared by the non-breaching party and no remedy provided hereunder may be undertaken until an arbitration in accordance with Exhibit C shall have been undertaken.

         (c) OWN agrees that until such dispute is resolved, OWN will continue to provide Company the services as required by this Agreement.

         (d) Subject to the arbitration requirement, the various rights and remedies herein provided shall be cumulative and in addition to any other rights and remedies the parties may be entitled to pursue under applicable California law. The exercise of one or more of such rights or remedies shall not impair the rights of either party to exercise any other right or remedy at law or in equity. Termination of this Agreement shall not release or discharge any party from any obligation, debt or liability which shall have previously accrued, and remain to be performed as of the effective date of termination. IF THE PROCEDURE SET FORTH ON EXHIBIT C IS UNAVAILABLE, THE PARTIES HEREBY CONSENT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE STATE OF CALIFORNIA, AND IRREVOCABLY AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN SUCH COURTS. THE PARTIES ACCEPT THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVE ANY DEFENSE OF FORUM NON-CONVENIENS, AND IRREVOCABLY AGREE TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT.

         16. CONFIDENTIAL INFORMATION AND TRADE SECRETS.

         Each party hereto recognizes that due to the nature of this Agreement, the other party will have access to Information of a proprietary nature owned by such first party including, but not limited to, any and all computer programs (whether or not completed or in use) and any and all operating manuals or similar materials, policies and procedures, and methods of doing business developed by the other. Consequently, each party acknowledges and agrees tees that they respectively have a proprietary interest in all such information and that all such information constitutes confidential and proprietary information and is the trade secret property of each such party. Each party hereby waives any and all right, title and interest in and to such trade secrets and confidential information of the other party, and agrees to return all copies of such trade secrets and confidential information related thereto to the other, at the other's expense, upon n the termination of the Agreement.

         Each party further acknowledges and agrees that the other party is entitled to prevent its competitors from obtaining and utilizing its trade secrets and confidential information. Therefore, each party agrees to hold the other party's trade secrets and confidential information in strictest confidence and not to disclose them or allow them to be disclosed, directly or indirectly, to any person or entity other than those persons or entities who are employed y or affiliated with OWN or Company, as the case may be, without the prior written consent of the other party. Each party shall not, either during the term of this Agreement, or at any time after the expiration or sooner termination of this Agreement, disclose to anyone other than persons or entities who are employed by or affiliated with the other any confidential or proprietary information or trade secret information obtained by either of them, except as otherwise required by law.

         Each party acknowledges and agrees that a breach of this Section 16 will result in irreparable harm to the other which cannot be reasonably or adequately compensated in damages, and therefore each party shall be entitled to injunctive and/or equitable relief to prevent a breach and to secure enforcement thereof, in addition to any of the relief or award to which such party may be entitled.

         17. INDEMNIFICATION.

         (a) INDEMNIFICATION OF OWN. Company shall indemnify, defend and hold harmless OWN, its agents, representatives, employees, officers, director, and representatives from and against any and all losses, liabilities, claims, damages, deficiencies, and expenses, including interest, penalties, court costs and reasonable attorneys' fees ("Losses") which may be incurred by or suffered by such. persons or entities and which arise out of or result from any breach of any representation, warranty, covenant or agreement of Company contained in this Agreement or which related to the operation of the Business prior to the date hereof, or to the operation of the Business after the date hereof unless arising from OWN's gross negligence, .willful misconduct or any breach of its contractual or fiduciary duty.

         (b) INDEMNIFICATION OF COMPANY. OWN shall indemnify, defend and hold harmless Company, its agents, representatives, employees, officers, directors, and representatives from and against any and all Losses which may be incurred by or suffered by such persons or entities relating to the breach by OWN of any: of its obligations under this Agreement or the gross negligence or intentional misconduct of OWN in the performance of its duties hereunder.

         18. CONDITIONS PRECEDENT.

         At the closing of this transaction, OWN shall receive:

         (a) An officer's certificate certifying, among other things, that the representations and warranties are true and correct as of the closing; and

         (b) An opinion of counsel to the Company, in form and substance satisfactory to OWN and its counsel.

         19. ASSIGNMENT.

         This Agreement and the rights and obligations created hereunder shall not be assigned or subcontracted by Company, either voluntarily or by operation of the law, without the express prior written consent of OWN. Any assignment without such consent shall be null and void. In addition to its rights to delegate its duties hereunder as set forth above, OWN may only assign, transfer, pledge or hypothecate this Agreement and OWN's rights, interests and benefits hereunder to any entity which has beneficial ownership of a majority of OWN's outstanding equity securities or to any entity in which OWN owns such beneficial ownership.

         20. GOVERNING LAW.

         This Agreement shall be governed by and construed under the laws of the State of California.

         21. WAIVER.

         The waiver of any covenant, condition or duty hereunder by either party shall not prevent that party from later insisting upon full performance of the same.

         22. AMENDMENT.

         No amendment to the terms of this Agreement shall be binding on any party unless in writing and executed by the duly authorized representatives of each party.

         23. ENTIRE AGREEMENT.

         This Agreement constitutes the entire agreement of the parties in connection with the subject matter hereof; and supersedes all prior agreements, whether written or oral, and whether explicit or implicit, which have been entered into before the execution hereof.

         24. NOTICE.

         Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, telegraphed, telexed or sent by facsimile, or sent by certified, registered or express mail, postage prepaid, and shall be deemed given when so delivered personally, telegraphed or telexed or sent by facsimile, or if mailed, two days after the date of mailing, as follows:

         If to OWN:
                                    12100 Wilshire Boulevard
                                    Suite 705
                                    Los Angeles. CA. 90024

         With a copy to:            Kelly Lytton Mintz & Vann LLP
                                    1900 Avenue of the Stars, Ste. 1450
                                    Los Angeles, CA 90067
                                    Attn: Bruce P. Vann, Esq.

         If to Company:             Biozhem Cosmeceuticals, Inc.
                                    32240 Paseo Adelante, Suite A
                                    San Juan Capistrano, CA 92675

         With a copy to:            John Riemann
                                    Biozhem Cosmeceuticals, Inc.
                                    32240 Paseo Adelante
                                    Suite A
                                    San Juan Capistrano, CA 92675

         With a copy to:            Robert D. Remy, Esq.
                                    Two Memorial City Plaza
                                    820 Gessner, Suite 1360
                                    Houston, TX 77024

         25. MISCELLANEOUS PROVISIONS.

         (a) PARTIAL INVALIDITY. If any one or more of the terms, provisions, promises, covenants or conditions of the Agreement or the application thereof to any person or circumstance shall be adjudged to any extent invalid, unenforceable, void or voidable for any reasons whatsoever by a court of competent jurisdiction, each and all of the remaining terms, provisions, promises, covenants and conditions of this Agreement or their application to other persons or circumstances shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

         (b) HEADINGS, TITLES. The headings appearing herein are for convenience and reference only and shall not be deemed to governed, limit, modify or in any manner affect the scope, meaning or intent of the provision of this Agreement.

         (c) BINDING EFFECT. Subject to the provisions contained herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and upon their respective successors.

         (d) COVENANTS AND CONDITIONS. Each covenant hereof is a condition, and each condition hereof is as well a covenant by the parties bound thereby unless waived in writing by the parties hereto.

         (e) APPROVAL AND CONSENT. Whenever in this Agreement an approval or consent is required by one of the parties, the same shall not be unreasonably withheld.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the Effective Date.

                                          ONE WORLD NETWORKS
                                          INTEGRATED TECHNOLOGIES, INC.

                                          By: /s/ Liz Edlic
                                          Its:CEO

                                          BIOZHEM COSMECEUTICALS, INC.

                                          By: /s/ John Riemann
                                          Its: CEO